Your Vote Counts! Smartphone users Point your camera here and vote without entering a control number For complete information and to vote, visit www.ProxyVote.com Control # T03537-P56791 RESMED INC. 9001 SPECTRUM CENTER BLVD. SAN DIEGO, CA 92123 ATTN: SALLI SCHWARTZ RESMED INC. 2026 Annual Meeting Date: November 18, 2026 Time: 3:00 p.m. (US Pacific Time) November 19, 2026 Time: 10:00 a.m. (Australian Eastern Time) Live webcast: Meeting live via the internet-please visit www.virtualshareholdermeeting.com/RMD2026 *Please check the meeting materials for any special requirements for meeting attendance. You invested in RESMED INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. Important notice regarding the availability of proxy materials for the stockholder meeting to be held on November 18, 2026 (US Time)/ November 19, 2026 (Australian Time). Get informed before you vote View the Notice, Proxy Statement, and Form 10-K online at www.ProxyVote.com, OR you can receive a free paper or email copy of the materials. If you would like to request a copy of the materials for this and/or future stockholder meetings, you may (1) visit http://www.ProxyVote.com, (2) call 1-800-579-1639, or (3) send an email to sendmaterial@ProxyVote.com, by November 4, 2026. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. Virtually at: www.virtualshareholdermeeting.com/RMD2026 Vote Virtually at the Meeting* November 18, 2026 at 3:00 p.m. (US Pacific Time) November 19, 2026 at 10:00 a.m. (Australian Eastern Time)

Vote at www.ProxyVote.com

THIS IS NOT A VOTABLE BALLOT

This is an overview of the proposals being presented at the upcoming stockholder meeting. Please follow the instructions on the reverse side to vote these important matters.

Voting Items		Board Recommends
1.	Elect 10 directors, each to serve until our 2027 annual meeting and until their successors are elected and qualified. The nominees for election as directors at the 2026 annual meeting are:	
1a.	Carol Burt	For
1b.	Jan De Witte	For
1c.	Christopher DelOrefice	For
1d.	Karen Drexler	For
1e.	Michael Farrell	For
1f.	Peter Farrell	For
1g.	Harjit Gill	For
1h.	John Hernandez	For
1i.	Nicole Mowad-Nassar	For
1j.	Desney Tan	For
2.	Ratify our selection of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending June 30, 2027.	For
3.	Approve, on an advisory basis, the compensation paid to our named executive officers.	For

Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”.

T03538-P56791